-------------------------
                                                       TRANSOCEAN INC.
[LOGO OMITTED]                                         Post Office Box 2765
TRANSOCEAN                                             Houston TX 77252 2765
--------------------------------------------------------------------------------

     ANALYST CONTACT:  Jeffrey L. Chastain                        NEWS RELEASE
                       713 232 7551
     MEDIA CONTACT:    Guy A. Cantwell             FOR RELEASE: October 26, 2004
                       713 232 7647

                             TRANSOCEAN INC. REPORTS
                           THIRD QUARTER 2004 RESULTS

     HOUSTON--Transocean Inc. (NYSE: RIG) today reported net income for the three months ended September 30, 2004 of $154.9 million, or $0.48 per diluted share, on revenues of $651.8 million. The results compare to net income of $11.0 million, or $0.03 per diluted share, on revenues of $622.9 million, for the corresponding three months in 2003. Net income adjusted (1) for the September 2004 TODCO secondary offering was $25.5 million, or $0.08 per diluted share, for the three months ended September 30, 2004. This result compares to net income of $19.0 million, or $0.06 per diluted share, for the corresponding three months in 2003, after adjusting for initial public offering (IPO)-related costs associated with TODCO.

     For the nine months ended September 30, 2004, net income totaled $225.6 million, or $0.70 per diluted share, on revenues of $1,937.0 million, compared to net income of $13.7 million, or $0.04 per diluted share, on revenues of $1,842.8 million during the corresponding nine months in 2003. Net income adjusted (1) for the TODCO offerings, the sale of semisubmersible rig Sedco 602, early retirement of debt and TODCO IPO-related costs was $101.4 million, or $0.31 per diluted share, for the nine months ended September 30, 2004. For the nine months ended September 30, 2003, net income adjusted (1) for asset impairment charges, early retirement of debt, TODCO IPO-related charges and a favorable resolution of a non-U.S. income tax liability was $47.5 million, or $0.15 per diluted share.

     Transocean Drilling Segment - Revenues for the three months ended September 30, 2004 were $558.7 million, compared to revenues of $552.5 million during the three months ended June 30, 2004. The slight improvement was due chiefly to improved performance of the company's High-Specification Floaters (semisubmersibles and drillships), as both average utilization and dayrates increased from the preceding three months, partially offset by the Trident 20 incident, which reduced revenues in the quarter by approximately $8 million. Revenues would have been an estimated $13 million higher, absent the Norwegian labor strike, which affected three rigs in the company's fleet. The Transocean Arctic, which returned to work in Norway on August 30 following 30 months of being idle, contributed to the improved utilization while higher average dayrates were driven in part by contract signings on the deepwater semisubmersible rig Cajun Express and drillships Deepwater Pathfinder and Deepwater Millennium. Operating income before general and administrative expenses, (2) including the gain on the TODCO secondary offering, was $218.1 million and field operating income (defined as revenue less operating and maintenance expenses) was $198.2 million for the three months ended September 30, 2004. The figures compared to operating income before general and administrative expense and field operating income of $127.2 million and $214.4 million, respectively, for the three months ended June 30, 2004. Operating and maintenance costs during the third quarter of 2004 increased 6.6% from levels in the preceding quarter due primarily to increased activity from semisubmersibles Transocean Arctic, Sedco 600 and Sovereign Explorer, as well as costs of approximately $7.0 million associated with repairs to the jackup rig Trident 20. Utilization of the segment's 94-rig fleet for the three months ended September 30, 2004 was 67%, including 81% utilization among the High-Specification Floaters fleet compared to utilization of 68% for the segment and 79% for the High-Specification Floaters for the preceding three months in 2004. Average dayrates for the segment's 94-rig fleet improved to $90,700, including an average dayrate of $142,200 for the High-Specification Floaters for the three months ended September 30, 2004 compared to average dayrates of $89,100 and $141,100, respectively, for the preceding three months in 2004.

     Customer demand for offshore drilling units continues to improve in several offshore drilling regions, providing contract opportunities generally of longer durations and increasing dayrates, a trend the company believes should continue into 2005. This trend is most pronounced in the company's High-Specification Floaters fleet, as customers address their 2005 deepwater exploration and development drilling requirements with what the company believes is a preference toward the enhanced efficiency of Fifth-Generation units. In August, the company signed the deepwater semisubmersible rig Sedco Express to a three year contract in Angola and has recently received a contract for the drillship Deepwater
Millennium for six months plus three, six-month options. Also, the drillship Deepwater Pathfinder will mobilize from the U.S. Gulf of Mexico to Nigeria for an anticipated multi-well, term project to commence during the fourth quarter of 2004. One of the company's Other Deepwater units, the semisubmersible rig
Transocean Rather, is currently en route to the North Sea from West Africa to commence an expected drilling project during early-2005 in the North Atlantic. Although the current outlook for the industry's 24 Fifth-Generation Floaters is excellent, with the possibility of demand for these units exceeding supply during 2005, certain Transocean Fifth-Generation rigs are at risk of limited periods of downtime in the near-term, as they transition between contracts. Presently, the drillship Deepwater Millennium is idle in the U.S. Gulf of Mexico following completion of a contract. The rig is expected to commence its new contract on December 1, 2004.

     The company's Other Floaters fleet has experienced significant under-utilization during 2004; however, improved business conditions are evident in certain regions like the U.K. sector of the North Sea and U.S. Gulf of Mexico. The company has recently received two contracts and a contract extension on three of its semisubmersibles in the U.K. sector of the North Sea and, as a result of increased customer demand, is in the process of reactivating two previously stacked semisubmersibles for drilling programs that are expected to commence during the first quarter of 2005. The two contract signings, on the semisubmersible rigs Sedco 704 and Transocean John Shaw, are at dayrates of $91,000 and $85,000, respectively, which are evidence of the improving drilling environment. The company is also reviewing opportunities to reactivate one or two of its idle semisubmersibles in the U.S. Gulf of Mexico.

     Customer demand for international jackup rigs remains steady, especially in the Far East and Middle East regions, with utilization and dayrates expected to remain firm to modestly higher through 2005. The company has completed the previously announced mobilizations of jackup rigs Trident VI and J.T. Angel to India and Indonesia, respectively, with both units expected to commence new contracts during the fourth quarter of 2004. Mobilization of the jackup rig Shelf Explorer to Indonesia is in progress, with the rig expected to commence a new contract by late-fourth quarter 2004.

     The company remains exposed to certain events during the fourth quarter of 2004 which could reduce profitability over the final three months of the year. These events include the Norwegian labor strike, which has entered its 16th week, affecting the semisubmersible rigs Transocean Leader, Transocean Searcher and Polar Pioneer, and ongoing repairs to the semisubmersible rig Jim Cunningham and jackup rig Trident 20 following operational incidents. The two rigs are expected to be out of service for the majority of the quarter with repair, crew and other costs in the quarter estimated to be in a range of $20 million to $25 million. Also, downtime will be incurred on the drillship Deepwater Pathfinder and semisubmersible rig Transocean Rather as the units mobilize to Nigeria and the North Sea, respectively. Finally, the drillship Deepwater Millennium could be idle for approximately 45 days as it transitions between contracts.

     Effective Tax Rate (3) - Tax expense for the third quarter of 2004 totaled $6.3 million or 3.9% of pretax income for the quarter. The company's estimated effective tax rate for the fourth quarter and full year is expected to be approximately 44%. This rate includes nearly 7 percentage points associated with an increase in the valuation allowance established at the time of the TODCO IPO. The estimated effective tax rate is subject to change and could vary significantly from current expectations.

     TODCO Segment - Revenues for the three months ended September 30, 2004 were $93.1 million. The segment reported an operating loss before general and administrative expenses (2) of $2.4 million and field operating income (2) of $20.7 million for the three months ended September 30, 2004.

     Liquidity - Cash flow from operations totaled $506.6 million for the nine months ended September 30, 2004. Total debt at September 30, 2004 was $3,061.4 million. Net debt (4) was $2,285.6 million at September 30, 2004, down 28% from $3,184.1 million at December 31, 2003. On October 25, 2004, the company completed the redemption of its $342.3 million face value, 6.75% Senior Notes due April 2005. A loss on redemption of $3.3 million will be recognized in the fourth quarter of 2004.

     Conference  Call  Information
     -----------------------------

     Transocean will conduct a teleconference call at 10:00 a.m. ET on October 26, 2004. To participate, dial 303-262-2075 approximately five to 10 minutes prior to the scheduled start time of the call.

     In addition, the conference call will be simultaneously broadcast over the Internet in a listen-only mode and can be accessed by logging onto the company's website at www.deepwater.com and selecting "Investor Relations." It may also be
           -----------------
accessed via the Internet at www.CompanyBoardroom.com by typing in the company's
                             ------------------------
New  York  Stock  Exchange  trading  symbol,  "RIG."

     A telephonic replay of the conference call should be available after 1:00 p.m. ET on October 26 and can be accessed by dialing 303-590-3000 and referring to the passcode 11011131. Also, a replay will be available through the Internet and can be accessed by visiting either of the above-referenced Worldwide Web addresses.

     TODCO, a publicly traded company in which Transocean owns a majority voting interest, will also conduct a teleconference call at 9:00 a.m. ET on October 26, 2004. To participate, dial 800-967-7141 approximately five to 10 minutes prior to the scheduled start time of the call. TODCO's conference call will be simultaneously broadcast over the Internet in a listen-only mode and can be accessed by logging onto the TODCO website at www.theoffshoredrillingcompany.com. For more information, see TODCO's website.
----------------------------------

     Monthly  Fleet  Update  Information
     -----------------------------------

     Drilling rig status and contract information on Transocean Inc.'s offshore drilling fleet has been condensed into a report titled "Monthly Fleet Update," which is available through the company's website at www.deepwater.com. The
                                                         -----------------
report  is  located in the "Investor Relations/Financial Reports" section of the
                           --------------------------------------
website.  By  subscribing  to the Transocean Financial Report Alert, you will be
                                  ---------------------------------
immediately notified when new postings are made to this page by an automated e-mail that will provide a link directly to the page that has been updated. Shareholders and other interested parties are invited to sign up for this service.

     Forward-Looking  Disclaimer
     ---------------------------

     Statements regarding future opportunities and outlook for the company, including the company's Transocean Drilling business segment, dayrates, contract duration, rig utilization, commencement dates, downtime, business conditions, reactivation of rigs, drilling activity, contract opportunities, revenues, profitability, the duration and financial impact of a labor strike in Norway, rig mobilizations, the Jim Cunningham and Trident 20 repair time, costs and contract status, the effective tax rate, as well as any other statements that are not historical facts in this release, are forward-looking statements that involve certain risks, uncertainties and assumptions. These include but are not limited to operating hazards and delays, risks associated with international operations, effect of strike and other labor relations issues, effect of fire, future financial results, actions by customers and other third parties, the future price of oil and gas and other factors detailed in the company's most recent Form 10-K and other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.

     Transocean Inc. is the world's largest offshore drilling contractor with a fleet of 94 mobile offshore drilling units, excluding the 70-rig fleet of TODCO, a publicly traded drilling company in which Transocean Inc. has a majority voting interest. The company's mobile offshore drilling fleet, consisting of a large number of high-specification deepwater and harsh environment drilling units, is considered one of the most modern and versatile in the world due to its emphasis on technically demanding segments of the offshore drilling business. The company's fleet consists of 32 High-Specification Floaters (semisubmersibles and drillships), 25 Other Floaters, 26 Jackup Rigs and other assets utilized in the support of offshore drilling activities worldwide. With a current equity market capitalization in excess of $11 billion, Transocean Inc.'s ordinary shares are traded on the New York Stock Exchange under the symbol "RIG."

                                       ###                                 04-42

(1) Net income adjusted for certain items, a non-GAAP measure, is computed by subtracting from or adding to net income, a GAAP measure, items that occurred during the three and nine months ended September 30, 2004 and 2003 and are considered by management to be outside the normal course of operations. A reconciliation for the periods reported may be found in the accompanying schedule titled Non-GAAP Financial Measures and Reconciliations - Adjusted Net Income and Diluted Earnings Per Share.
(2) For a reconciliation of segment operating income before general and administrative expense to field operating income, see the accompanying schedule titled Non-GAAP Financial Measures and Reconciliations - Operating Income (Loss) Before General and Administrative Expense to Field Operating Income (Loss) by Segment.
(3) For the analysis of the effective tax rate, see the accompanying schedule titled Effective Tax Rate Analysis.
(4) Net Debt is a non-GAAP measure defined as total debt less cash and cash equivalents. A reconciliation for the periods reported may be found in the accompanying schedule titled Non-GAAP Financial Measures and Reconciliations - Total Debt to Net Debt Reconciliations.

                                      TRANSOCEAN INC. AND SUBSIDIARIES
                              CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                    (In millions, except per share data)
                                                (Unaudited)

                                                            Three Months Ended         Nine Months Ended
                                                               September 30,             September 30,
                                                         ------------------------  ------------------------
                                                            2004         2003         2004         2003
                                                         -----------  -----------  -----------  -----------
Operating Revenues
  Contract drilling revenues                             $    607.1   $    597.0   $  1,789.5   $  1,759.2
  Other revenues                                               44.7         25.9        147.5         83.6
                                                              651.8        622.9      1,937.0      1,842.8
Costs and Expenses
  Operating and maintenance                                   432.9        403.0      1,251.5      1,203.6
  Depreciation                                                133.9        126.8        398.4        381.1
  General and administrative                                   15.2         21.2         44.3         50.0
  Impairment loss on long-lived assets                            -            -            -         16.8
  Gain from sale of assets, net                                (1.3)        (0.9)       (28.9)        (2.9)
  Gain from TODCO offerings                                  (129.4)                   (168.8)           -
                                                              451.3        550.1      1,496.5      1,648.6

Operating Income                                              200.5         72.8        440.5        194.2

Other Income (Expense), net
  Equity in earnings of joint ventures                          1.7          1.9          7.7          7.3
  Interest income                                               2.5          3.0          6.5         15.7
  Interest expense                                            (42.6)       (49.0)      (132.6)      (154.4)
  Loss on retirement of debt                                      -            -        (28.1)       (15.7)
  Impairment loss on note receivable from related party           -            -            -        (21.3)
  Other, net                                                    0.1         (0.2)         0.4         (3.5)
                                                              (38.3)       (44.3)      (146.1)      (171.9)

Income Before Income Taxes and Minority Interest              162.2         28.5        294.4         22.3

Income Tax Expense                                              6.3         17.3         74.2          8.3
Minority Interest                                               1.0          0.2         (5.4)         0.3
Net Income                                               $    154.9   $     11.0   $    225.6   $     13.7

Earnings Per Share
  Basic and Diluted                                      $     0.48   $     0.03   $     0.70   $     0.04

Weighted Average Shares Outstanding
  Basic                                                       320.9        319.9        320.7        319.8
  Diluted                                                     325.3        321.1        324.5        321.4

                                 TRANSOCEAN INC. AND SUBSIDIARIES
                               CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In millions, except share data)

                                                                    September 30,    December 31,
                                                                   ---------------  --------------
                                                                        2004             2003
                                                                   ---------------  --------------
                                                                     (Unaudited)
                                      ASSETS
Cash and Cash Equivalents                                          $        775.8   $       474.0
Accounts Receivable, net
  Trade                                                                     483.9           435.3
  Other                                                                      19.7            45.0
Materials and Supplies, net                                                 150.1           152.0
Deferred Income Taxes                                                        35.6            41.0
Other Current Assets                                                         41.7            31.6
  Total Current Assets                                                    1,506.8         1,178.9

Property and Equipment                                                   10,672.3        10,673.0
Less Accumulated Depreciation                                             2,988.9         2,663.4
  Property and Equipment, net                                             7,683.4         8,009.6

Goodwill                                                                  2,257.1         2,230.8
Investments in and Advances to Joint Ventures                                 4.1             5.5
Deferred Income Taxes, net                                                   30.0            28.2
Other Assets                                                                222.6           209.6
    Total Assets                                                   $     11,704.0   $    11,662.6

                        LIABILITIES AND SHAREHOLDERS' EQUITY

Accounts Payable                                                   $        180.2   $       146.1
Accrued Income Taxes                                                         48.3            57.2
Debt Due Within One Year                                                    386.7            45.8
Other Current Liabilities                                                   295.8           262.0
    Total Current Liabilities                                               911.0           511.1

Long-Term Debt                                                            2,674.7         3,612.3
Deferred Income Taxes                                                        85.5            42.8
Other Long-Term Liabilities                                                 320.5           299.4
    Total Long-Term Liabilities                                           3,080.7         3,954.5

Commitments and Contingencies

Minority Interest                                                           263.7             4.4

Preference Shares, $0.10 par value; 50,000,000 shares authorized,
    none issued and outstanding                                                 -               -
Ordinary Shares, $0.01 par value; 800,000,000 shares authorized,
    321,071,783 and 319,926,500 shares issued and outstanding at
    September 30, 2004 and December 31, 2003, respectively                    3.2             3.2
Additional Paid-in Capital                                               10,673.9        10,643.8
Accumulated Other Comprehensive Loss                                        (19.9)          (20.2)
Retained Deficit                                                         (3,208.6)       (3,434.2)
    Total Shareholders' Equity                                            7,448.6         7,192.6
    Total Liabilities and Shareholders' Equity                     $     11,704.0   $    11,662.6

                                       TRANSOCEAN INC. AND SUBSIDIARIES
                                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                 (In millions)
                                                  (Unaudited)

                                                                Three Months Ended        Nine Months Ended
                                                                   September 30,            September 30,
                                                             ------------------------  -----------------------
                                                                2004         2003         2004        2003
                                                             -----------  -----------  ----------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                                 $    154.9   $     11.0   $   225.6   $     13.7
  Adjustments to reconcile net income to
    net cash provided by operating activities
      Depreciation                                                133.9        126.8       398.4        381.1
      Stock-based compensation expense                              4.2          1.4        17.7          4.3
      Deferred income taxes                                        (7.6)        19.1        20.4        (40.4)
      Equity in earnings of joint ventures                         (1.7)        (1.9)       (7.7)        (7.3)
      Net (gain)/loss from disposal of assets                       1.4          4.4       (23.6)        12.2
      Gain from TODCO offerings                                  (129.4)           -      (168.8)           -
      Loss on retirement of debt                                      -            -        28.1         15.7
      Impairment loss on long-lived assets                            -            -           -         16.8
      Impairment loss on note receivable from related party           -            -           -         21.3
      Amortization of debt-related discounts/premiums, fair
        value adjustments and issue costs, net                     (5.1)        (8.2)      (17.6)       (16.1)
      Deferred income, net                                          1.0         (5.3)       15.1         (6.9)
      Deferred expenses, net                                       (5.8)        (5.1)      (18.5)        (2.4)
      Other long-term liabilities                                  (1.5)         0.2         5.4         13.7
      Other, net                                                    3.7          6.7        (0.6)        11.8
  Changes in operating assets and liabilities
        Accounts receivable                                         8.6        (44.0)      (23.2)         7.6
        Accounts payable and other current liabilities             61.0         48.2        61.1         46.6
        Income taxes receivable/payable, net                        3.4         (8.0)        5.4          1.6
        Other current assets                                        5.0         14.3       (10.6)        (9.0)
Net Cash Provided by Operating Activities                         226.0        159.6       506.6        464.3

CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures                                            (45.1)       (22.4)      (99.8)       (72.6)
  Note issued to related party, net of repayments                     -          1.1           -        (44.2)
  Proceeds from disposal of assets, net                             4.3          0.9        46.3          4.1
  Deepwater Drilling II L.L.C.'s cash acquired, net of cash           -            -           -         18.1
    paid
  Proceeds from TODCO offerings                                   269.9            -       425.6            -
  Joint ventures and other investments, net                         4.3          0.5         9.0          2.7
Net Cash Provided by (Used in) Investing Activities               233.4        (19.9)      381.1        (91.9)

CASH FLOWS FROM FINANCING ACTIVITIES
  Repayments on revolving credit agreements                           -            -      (200.0)           -
  Repayments on other debt instruments                            (11.8)       (48.0)     (407.0)      (967.2)
  Cash from termination of interest rate swaps                        -            -           -        173.5
  Net proceeds from issuance of ordinary shares under
    stock-based compensation plans                                  5.0          0.6        20.0         12.3
  Other, net                                                        1.1            -         1.1          1.1
Net Cash Used in Financing Activities                              (5.7)       (47.4)     (585.9)      (780.3)

Net Increase (Decrease) in Cash and Cash Equivalents              453.7         92.3       301.8       (407.9)
Cash and Cash Equivalents at Beginning of Period                  322.1        714.0       474.0      1,214.2
Cash and Cash Equivalents at End of Period                   $    775.8   $    806.3   $   775.8   $    806.3

                                                Transocean Inc.
                                           Fleet Operating Statistics

                                                               Operating Revenues ($Millions) (1)
                                             ------------------------------------------------------------------
                                                                                           Nine Months Ended
                                                        Three Months Ended                   September 30,
                                             -----------------------------------------  -----------------------
                                              September 30,   June 30,   September 30,
TRANSOCEAN DRILLING SEGMENT:                      2004          2004          2003         2004        2003
                                             --------------  ---------  --------------  ----------  -----------
Contract Drilling Revenues
     High-Specification Floaters:
        Fifth-Generation Deepwater Floaters  $        192.8  $   189.0  $        188.7  $   590.3   $     532.9
        Other Deepwater Floaters             $        112.5  $   103.3  $        113.2  $   323.9   $     335.4
        Other High-Specification Floaters    $         34.2  $    31.5  $         32.1  $    96.3   $      96.6
     Total High-Specification Floaters       $        339.5  $   323.8  $        334.0  $ 1,010.5   $     964.9
     Other Floaters                          $         67.0  $    66.3  $         74.3  $   196.0   $     238.8
     Jackups                                 $        101.4  $   106.6  $        110.4  $   309.5   $     342.3
     Other Rigs                              $         20.1  $    19.9  $         24.2  $    64.1   $      59.5
Subtotal                                     $        528.0  $   516.6  $        542.9  $ 1,580.1   $   1,605.5
Other Revenues
     Client Reimbursable Revenues            $         17.6  $    21.4  $         20.0  $    55.6   $      64.6
     Integrated Services and Other           $         13.1  $    14.5  $          1.5  $    53.7   $       5.5
Subtotal                                     $         30.7  $    35.9  $         21.5  $   109.3   $      70.1
Segment Total                                $        558.7  $   552.5  $        564.4  $ 1,689.4   $   1,675.6

TODCO SEGMENT
Contract Drilling Revenues                   $         79.1  $    68.3  $         54.1  $   209.4   $     153.7
Other Revenues
     Client Reimbursable Revenues            $          5.6  $     5.6  $          4.4  $    16.2   $      13.5
     Delta Towing and Other                  $          8.4  $     6.8  $            -  $    22.0   $         -
Subtotal                                     $         14.0  $    12.4  $          4.4  $    38.2   $      13.5
Segment Total                                $         93.1  $    80.7  $         58.5  $   247.6   $     167.2

Total Company                                $        651.8  $   633.2  $        622.9  $ 1,937.0   $   1,842.8

                                                                   Average Dayrates (1) (2)
                                             ------------------------------------------------------------------
                                                                                           Nine Months Ended
                                                        Three Months Ended                   September 30,
                                             -----------------------------------------  -----------------------
                                              September 30,   June 30,   September 30,
TRANSOCEAN DRILLING SEGMENT:                      2004          2004          2003         2004        2003
                                             --------------  ---------  --------------  ----------  -----------
     High-Specification Floaters:
        Fifth-Generation Deepwater Floaters  $      193,400  $ 177,800  $      176,600  $ 187,600   $   181,600
        Other Deepwater Floaters             $      103,900  $ 107,800  $      112,500  $ 104,200   $   112,600
        Other High-Specification Floaters    $      111,200  $ 115,500  $      117,200  $ 113,800   $   118,300
     Total High-Specification Floaters       $      142,200  $ 141,100  $      142,200  $ 142,300   $   143,400
     Other Floaters                          $       65,400  $  65,000  $       60,600  $  64,400   $    64,100
     Jackups                                 $       52,500  $  52,700  $       54,400  $  52,200   $    56,200
     Other Rigs                              $       41,900  $  43,300  $       48,800  $  43,200   $    44,700
Segment Total                                $       90,700  $  89,100  $       89,000  $  90,000   $    89,800

TODCO SEGMENT                                $       27,800  $  26,200  $       19,300  $  26,600   $    18,400

Total Drilling Fleet                         $       70,100  $  69,600  $       67,000  $  70,400   $    67,100

                                                                     Utilization (1) (2)
                                             ------------------------------------------------------------------
                                                                                           Nine Months Ended
                                                        Three Months Ended                   September 30,
                                             -----------------------------------------  -----------------------
                                              September 30,   June 30,   September 30,
TRANSOCEAN DRILLING SEGMENT:                      2004          2004          2003         2004        2003
                                             --------------  ---------  --------------  ----------  -----------
     High-Specification Floaters:
        Fifth-Generation Deepwater Floaters             83%        90%             97%         88%         94%
        Other Deepwater Floaters                        78%        70%             73%         76%         73%
        Other High-Specification Floaters               84%        75%             74%         77%         75%
     Total High-Specification Floaters                  81%        79%             82%         81%         81%
     Other Floaters                                     45%        45%             51%         44%         51%
     Jackups                                            81%        85%             85%         83%         86%
     Other Rigs                                         47%        46%             49%         49%         42%
Segment Total                                           67%        68%             71%         68%         69%

TODCO SEGMENT                                           44%        41%             44%         41%         41%

Total Drilling Fleet                                   57 %        56%             59%         56%         57%

     (1) Certain reclassifications have been made to prior periods to conform to current quarter presentation.
     (2) Average dayrates are defined as contract drilling revenue earned per revenue earning day in the period and utilization is defined as the total actual number of revenue earning days in the period as a percentage of the total number of calendar days in the period.

                                                        [LOGO OMITTED]
                                                          TRANSOCEAN
                                              TRANSOCEAN INC. AND SUBSIDIARIES
                                                 EFFECTIVE TAX RATE ANALYSIS
                                                      (IN US$ MILLIONS)

                                                            THREE MONTHS ENDED                       NINE MONTHS ENDED
                                               ------------------------------------------       ----------------------------
                                                SEPTEMBER 30,     JUNE 30,       SEPTEMBER 30,          SEPTEMBER 30,
                                                    2004            2004             2003            2004          2003
                                               --------------  ---------------  --------------  ---------------  -----------
Income before Income
  Taxes and Minority Interest                  $  162.2        $    65.7        $   28.5        $   294.4        $     22.3
  Add back (subtract):
    TODCO IPO date stock option vesting               -                -               -              5.6                 -
    Transocean IPO date stock option vesting          -                -               -              1.5                 -
    Nigeria benefit plan restructuring                -                -            (2.0)               -               0.6
    Impairment loss on note
      receivable from related party                   -                -               -                -              21.3
    Impairment loss on long-lived assets              -                -               -                -              16.8
    Loss on retirement of debt                        -                -               -             28.1              15.7
    IPO-related costs                                 -                -             8.0                -               8.0
    Gain on sale of Sedco 602                         -            (21.6)              -            (21.6)                -
    Gain on TODCO offerings                      (129.4)               -               -           (168.8)                -
                                               --------------  ---------------  --------------  ---------------  -----------
ADJUSTED INCOME BEFORE INCOME
TAXES AND MINORITY INTEREST                    $   32.8        $    44.1        $   34.5        $   139.2        $     84.7

Income Tax Expense                             $    6.3        $    19.9        $   17.3        $    74.2        $      8.3
  Add back (subtract):
     Valuation allowance related
       to TODCO offerings                          13.7                -               -            (17.3)                -
    Other                                          (0.9)               -               -             (0.9)                -
    Changes in estimates of prior years taxes       5.5   (1)          -               -              5.5              14.6
    Nigeria benefit plan restructuring                -                -             0.1                -                 -
    Impairment loss on note
      receivable from related party                   -                -               -                -               7.5
    Impairment loss on long-lived assets              -                -               -                -               4.0
    Loss on retirement of debt                        -                -               -                -               1.9
                                               --------------  ---------------  --------------  ---------------  -----------
ADJUSTED INCOME TAX EXPENSE                    $   24.6   (2)  $    19.9   (2)  $   17.4   (2)  $    61.5        $     36.3
EFFECTIVE TAX RATE                                  3.9%            30.3%           60.7%            25.2%             37.2%
EFFECTIVE TAX RATE ADJUSTED                        75.1%            45.1%           50.4%            44.2%  (3)        42.8%

(1) Our estimates of prior year taxes change as we file tax returns, settle disputes with tax authorities or become aware of other events.
(2) The three months ended September 30, 2004, June 30, 2004 and September 30, 2003 include $10.1 million, $4.6 million and $2.6 million, respectively, of additional tax expense reflecting the catch-up effect of the increase in the annual effective tax rate.
(3) Includes 6.9 percentage points associated with an increase in the valuation allowance established at the time of the TODCO IPO

                                                         [LOGO OMITTED]
                                                           TRANSOCEAN
                                                 TRANSOCEAN INC. AND SUBSIDIARIES
                                         NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
                                        ADJUSTED NET INCOME AND DILUTED EARNINGS PER SHARE
                                                        (IN US$ MILLIONS)


                                                                          THREE MONTHS ENDED                NINE MONTHS ENDED
                                                             -------------------------------------------  -----------------------
                                                              SEPTEMBER 30,    JUNE 30,   SEPTEMBER 30,        SEPTEMBER 30,
                                                                  2004           2004          2003          2004        2003
                                                             ---------------  ----------  --------------  ----------  -----------
ADJUSTED NET INCOME

Net income as reported                                       $        154.9   $    48.0   $         11.0  $   225.6   $     13.7
  Add back (subtract):
    After-tax gain from sale of Sedco 602                                 -       (21.6)               -      (21.6)           -
    After-tax gain from TODCO Offerings                              (129.4)          -                -     (168.8)           -
    Tax valuation allowance related to TODCO IPO                          -           -                -       31.0            -
    After-tax loss on retirement of debt                                  -           -                -       28.1         13.8
    Stock option vesting resulting from the TODCO IPO                     -           -                -        7.1            -
    After-tax IPO costs                                                   -           -              8.0          -          8.0
    After-tax impairment loss on long-lived assets                        -           -                -          -         12.8
    After-tax impairment loss on
      note receivable from related party                                  -           -                -          -         13.8
    Favorable resolution of a non-U.S. income tax liability               -           -                -          -        (14.6)
                                                             ---------------  ----------  --------------  ----------  -----------
Net income as adjusted                                       $         25.5   $    26.4   $         19.0  $   101.4   $     47.5
                                                             ---------------  ----------  --------------  ----------  -----------

DILUTED EARNINGS PER SHARE:

Net income as reported                                       $         0.48   $    0.15   $         0.03  $    0.70   $     0.04
  Add back (subtract):
    After-tax gain from sale of Sedco 602                                 -       (0.07)               -      (0.07)           -
    After-tax gain from TODCO Offerings                               (0.40)          -                -      (0.52)           -
    Tax valuation allowance related to TODCO IPO                          -           -                -       0.09            -
    After-tax loss on retirement of debt                                  -           -                -       0.09         0.04
    Stock option vesting resulting from the TODCO IPO                     -           -                -       0.02            -
    After-tax IPO costs                                                   -           -             0.03          -         0.03
    After-tax impairment loss on long-lived assets                        -           -                -          -         0.04
    After-tax impairment loss on
      note receivable from related party                                  -           -                -          -         0.04
    Favorable resolution of a non-U.S. income tax liability               -           -                -          -        (0.04)
                                                             ---------------  ----------  --------------  ----------  -----------
Net income as adjusted                                       $         0.08   $    0.08   $         0.06  $    0.31   $     0.15
                                                             ---------------  ----------  --------------  ----------  -----------

                                                     [LOGO OMITTED]
                                                       TRANSOCEAN
                                             TRANSOCEAN INC. AND SUBSIDIARIES
                                     NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

                            OPERATING INCOME (LOSS) BEFORE GENERAL AND ADMINISTRATIVE EXPENSE
                                       TO FIELD OPERATING INCOME (LOSS) BY SEGMENT
                                                    (IN US$ MILLIONS)

                                                                 THREE MONTHS ENDED                 NINE MONTHS ENDED
                                                    --------------------------------------------  -----------------------
                                                     SEPTEMBER 30,    JUNE 30,    SEPTEMBER 30,        SEPTEMBER 30,
                                                         2004           2004          2003           2004        2003
                                                    ---------------  ----------  ---------------  ----------  -----------
Transocean Drilling Segment
    Operating revenue                               $        558.7   $   552.5   $        564.4   $ 1,689.4   $  1,675.6
    Operating and maintenance expense                        360.5       338.1            342.4     1,031.8      1,013.8
    Depreciation                                             110.0       109.1            103.9       326.4        311.9
    Impairment loss on long-lived assets                         -           -                -           -          5.2
    Gain from sale of assets, net                             (0.5)      (21.9)            (0.8)      (23.5)        (2.4)
    Gain from TODCO Offerings                               (129.4)          -                -      (168.8)           -
                                                    ---------------  ----------  ---------------  ----------  -----------
  Operating income before general
    and administrative expense                               218.1       127.2            118.9       523.5        347.1
  Add back:  Depreciation                                    110.0       109.1            103.9       326.4        311.9
             Impairment loss on long-lived assets                -           -                -           -          5.2
             Gain from sale of assets, net                    (0.5)      (21.9)            (0.8)      (23.5)        (2.4)
             Gain from TODCO Offerings                      (129.4)          -                -      (168.8)           -
                                                    ---------------  ----------  ---------------  ----------  -----------
  Field operating income                            $        198.2   $   214.4   $        222.0   $   657.6   $    661.8
                                                    ---------------  ----------  ---------------  ----------  -----------

TODCO Segment
    Operating revenue                               $         93.1   $    80.7   $         58.5   $   247.6   $    167.2
    Operating and maintenance expense *                       72.4        68.1             60.6       219.7        189.8
    Depreciation                                              23.9        23.9             22.9        72.0         69.2
    Impairment loss on long-lived assets                         -           -                -           -         11.6
    Gain from sale of assets, net                             (0.8)       (1.9)            (0.1)       (5.4)        (0.5)
                                                    ---------------  ----------  ---------------  ----------  -----------
  Operating loss before general
    and administrative expense                                (2.4)       (9.4)           (24.9)      (38.7)      (102.9)
  Add back:  Depreciation                                     23.9        23.9             22.9        72.0         69.2
             Impairment loss on long-lived assets                -           -                -           -         11.6
             Gain from sale of assets, net                    (0.8)       (1.9)            (0.1)       (5.4)        (0.5)
                                                    ---------------  ----------  ---------------  ----------  -----------
Field operating income (loss)                       $         20.7   $    12.6   $         (2.1)  $    27.9   $    (22.6)
                                                    ---------------  ----------  ---------------  ----------  -----------

* Q3 04, Q2 04, Q3 03, YTD Q3 04, and YTD Q3 03 include $6.9 million, $7.1 million, $3.9 million, $26.3 million, and
$11.2 million, respectively, of operating and maintenance expense that TODCO classifies as general and administrative expense.

                        TRANSOCEAN INC. AND SUBSIDIARIES
                 NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
                     TOTAL DEBT TO NET DEBT RECONCILIATIONS
                                (IN US$ MILLIONS)

                                                         AS OF         AS OF
                                                      -----------  -----------
                                                        9/30/04      12/31/03
                                                      -----------  -----------
TOTAL DEBT TO NET DEBT RECONCILIATION
Total Debt                                            $   3,061.4  $   3,658.1
Deduct: Cash and Cash Equivalents                           775.8        474.0
                                                      -----------  -----------
Net Debt                                              $   2,285.6  $   3,184.1
                                                      -----------  -----------